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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): AUGUST 31, 2006


                 TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC
             (Exact name of Registrant as specified in its charter)

           DELAWARE                              333-115009                               20-0406594
           --------                              ----------                               ----------
(State or other jurisdiction               (Commission File Number)                    (I.R.S. Employer
        of formation)                                                                 Identification No.)

Commission File No. 333-112819

                           TELEX COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)


             DELAWARE                            333-112819                               11-3707780
             --------                            ----------                               ----------
(State or other jurisdiction               (Commission File Number)                    (I.R.S. Employer
      of incorporation)                                                               Identification No.)


            12000 PORTLAND AVENUE SOUTH, BURNSVILLE, MINNESOTA 55337
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (952) 884-4051

                                      NONE
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.     OTHER EVENTS.

               Telex Communications Holdings, Inc. ("Holdings"), the direct parent of Telex Communications Intermediate Holdings, LLC and the indirect parent of Telex Communications, Inc. (collectively referred to as "Telex"), completed today, August 31, 2006, its previously announced merger ("Merger") with STHNL Acquisition Corp. ("STHNL"), a Delaware corporation and a wholly owned indirect subsidiary of Robert Bosch Corporation, a Delaware corporation. Pursuant to the Merger, STHNL was merged with and into Holdings, with Holdings continuing after the Merger as the surviving corporation and a wholly owned indirect subsidiary of Robert Bosch Corporation. Robert Bosch Corporation is a wholly owned, indirect subsidiary of Robert Bosch GmbH, a company organized under the laws of Germany. The Merger was consummated in accordance with the terms of the Agreement and Plan of Merger, entered into June 28,2006, (as amended, the "Merger Agreement"), by and among Holdings, Professional Communications Security & Imaging International Holdings BV ("PCSI"), STHNL, and FS Private Investments III LLC as representative of the equity holders of Holdings. PCSI subsequently assigned its rights and obligations under the Merger Agreement to Robert Bosch Corporation. The Merger Agreement and Amendment No. 1 to the Merger Agreement were previously filed as exhibits to Form 8-K filed on June 30, 2006.

               The aggregate purchase price paid by Robert Bosch Corporation is approximately $419 million, subject to post closing adjustments described in the Merger Agreement. The purchase represents per share merger consideration to stockholders equal to $25.60 per share of common stock, subject to adjustments that together with certain additional contingent payments over three years, could result in aggregate consideration to stockholders of $28.72 per share of common stock.

               In addition, effective as of the completion of the Merger, all outstanding indenture indebtedness of Telex, including the 11 1/2% Senior Secured Notes due 2008 issued by Telex Communications, Inc. and the 13% Senior Subordinated Discount Notes due 2009 issued by Telex Communications Intermediate Holdings, LLC, has been satisfied and discharged in accordance with the terms of the Merger Agreement and the respective governing indentures. Accordingly, the 11 1/2% Senior Secured Notes and the 13% Senior Subordinated Discount Notes will be redeemed on October 15, 2006 and September 30, 2006, respectively, and the obligations thereunder paid in full.

               A copy of the press release issued by Telex on August 31, 2006 is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.


ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(D)  EXHIBITS

Exhibit No.                              Description
-----------    ----------------------------------------------------------------

2.1 Agreement and Plan of Merger by and among Professional Communications Security & Imaging International Holdings BV, STHNL Acquisition Corp., Telex Communications Holdings, Inc. and FS Private Investments III LLC as the Representative of the Equity Holders, dated as of June 28, 2006 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed June 30, 2006).
2.2 Amendment No. 1 dated June 28, 2006 to the Agreement and Plan of Merger referred to in Exhibit 2.1 (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K, filed on June 30,
               2006).
99.1           Press Release dated August 31, 2006.

                                       2
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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC
                                                     TELEX COMMUNICATIONS, INC.


Date:  August 31, 2006               By: /s/ Gregory W. Richter
                                     ---------------------------
                                     Gregory W. Richter
                                     Vice President and Chief Financial Officer

                                       3


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                                INDEX TO EXHIBITS

Exhibit No.                           Description
-----------    -----------------------------------------------------------------

2.1 Agreement and Plan of Merger by and among Professional Communications Security & Imaging International Holdings BV, STHNL Acquisition Corp., Telex Communications Holdings, Inc. and FS Private Investments III LLC as the Representative of the Equity Holders, dated as of June 28, 2006 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed June 30, 2006).
2.2 Amendment No. 1 dated June 28, 2006 to the Agreement and Plan of Merger referred to in Exhibit 2.1 (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K, filed on June 30,
               2006).

99.1           Press Release dated August 31, 2006.

                                       4